SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

 [     ] Preliminary Proxy Statement

 [ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

 [X]   Definitive Proxy Statement

 [     ] Definitive Additional Materials

 [     ] Soliciting Material Under Rule 14a-12

                       CNL American Properties Fund, Inc.
                (Name of Registrant as Specified in Its Charter)


  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed to Exchange Act Rule 0-11 (set forth the amount on which the fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[   ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                       CNL AMERICAN PROPERTIES FUND, INC.
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801

                                 April 22, 2002

Dear Stockholders:

          You are cordially invited to attend the annual meeting of stockholders of CNL American Properties Fund, Inc. (the "Company") on June 20, 2002 at 10:30 a.m. at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida. The directors and officers of the Company look forward to greeting you personally.

          Enclosed for your review are the 2001 Annual Report, the Notice of Annual Meeting of Stockholders, the proxy statement and the proxy card. The proxy statement gives a detailed account of the business to be conducted at the meeting. An update will also be given at the meeting on the current status of the Company.

          Regardless of the number of shares you own in the Company, it is very important that your shares be represented. Our goal is to minimize operational expenses so we ask that you please return your proxy card promptly because re-soliciting stockholders adds unnecessary costs to the Company. This year, you may vote over the Internet, as well as by telephone or by mailing a traditional proxy card. Voting over the Internet, by telephone, or by written proxy will ensure your representation at the annual meeting if you choose not to attend in person.

          As we prepare for the exciting year ahead, the Board of Directors unanimously recommends that you vote in favor of the proposed item. Please complete and return the proxy card today. Your vote counts. Thank you for your attention to this matter.

Sincerely,


/s/ James M. Seneff, Jr.                             /s/ Robert A. Bourne

James M. Seneff, Jr.                                 Robert A. Bourne
Chairman of the Board                                Vice Chairman of the Board



                       CNL AMERICAN PROPERTIES FUND, INC.
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801

        Notice of 2002 Annual Meeting of Stockholders and Proxy Statement
                     Annual Meeting to be Held June 20, 2002

          NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of CNL American Properties Fund, Inc. (the "Company") will be held at 10:30 a.m. local time, on June 20, 2002, at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida, for the following purposes:

 1.       To elect five directors;

 2. To approve an amendment to the provisions in the Company's Second Amended and Restated Articles of Incorporation that revises stockholder ownership limits and inspection rights by (i) establishing new limits for stock ownership, including the limits applicable to the Chairman of the Board of the Company; and (ii) removing sections 6.4 and 6.5 to conform the Articles to the Maryland General Corporation Law; and

 3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 2, 2002, will be entitled to notice of, and to vote at, the annual meeting or at any adjournment thereof.

     Stockholders are cordially invited to attend the meeting in person. All stockholders, whether or not they plan to attend the meeting, are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. You may also grant your proxy by telephone or Internet by following the instructions on the proxy card. It is important that your shares be voted. By voting your proxy promptly, you can help the Company avoid additional expenses to ensure a quorum is met so the meeting can be held. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person.

                                             By Order of the Board of Directors,

                                             /s/ Steven D. Shackelford

                                             Steven D. Shackelford
                                             Secretary

April 22, 2002
Orlando, Florida


                                TABLE OF CONTENTS

PROXY STATEMENT .............................................................  1

PROPOSAL I:
    Election of Directors....................................................  3

PROPOSAL II:

    Amendment of Second Amended and Restated Articles of Incorporation....... 13

AUDIT COMMITTEE REPORT....................................................... 16

SECURITY OWNERSHIP........................................................... 17

CERTAIN TRANSACTIONS......................................................... 19

INDEPENDENT AUDITORS......................................................... 21

OTHER MATTERS................................................................ 21

PROPOSALS FOR NEXT ANNUAL MEETING............................................ 22

ANNUAL REPORT................................................................ 23

EXHIBIT A



                       CNL AMERICAN PROPERTIES FUND, INC.
                           CNL Center at City Commons
                             450 South Orange Avenue
                             Orlando, Florida 32801



                                 PROXY STATEMENT

General Information

     This proxy statement is furnished by the Board of Directors of CNL American Properties Fund, Inc. (the "Company"), a Maryland corporation, in connection with the solicitation by management of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on June 20, 2002, and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record at the close of business on April 2, 2002, the record date, will be entitled to vote at the annual meeting.

     As of the record date, April 2, 2002, 44,075,641 shares of the Company's common stock, which are referred to as the Company Shares, were outstanding. Each Company Share entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. As of the record date, officers and directors of the Company beneficially owned in the aggregate approximately
13.1 percent of the outstanding Company Shares. It is anticipated that this proxy statement and the enclosed proxy first will be mailed to stockholders on or about April 22, 2002.

Proxies and Voting Procedures

     Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified on a proxy that is received, the proxy will be voted "FOR" each proposal set forth in this proxy statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the Secretary of the Company that the proxy is revoked, (2) by delivery, at the annual meeting or otherwise, of a subsequent proxy executed by the person executing the prior proxy, or (3) by attendance at the annual meeting and voting in person.

     Votes cast in person or by proxy at the annual meeting will be tabulated and a determination will be made as to whether or not a quorum is present. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

Our Voting Recommendations

     Our Board of Directors recommends that you vote:

     .  "FOR" each of our nominees to the Board of Directors
     .  "FOR" amending our Articles of Incorporation


Solicitation Expenses

     Solicitation of proxies will be primarily by mail. However, directors, officers and other employees of the Company also may solicit proxies, for no additional compensation, by telephone or telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. In addition, the Company has engaged N. S. Taylor & Associates, Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies at a fee estimated to be approximately $7,500 plus reimbursement of reasonable out-of-pocket costs and expenses. The Company has agreed to indemnify N. S. Taylor & Associates, Inc. against certain liabilities that it may incur arising out of the services it provides in connection with the annual meeting.



                                   PROPOSAL I

                              ELECTION OF DIRECTORS

Nominees

     The persons named below have been nominated by the Board for election as directors to serve until the next Annual Meeting of Stockholders or until their successors shall have been elected and qualified. Messrs. Bourne and Seneff have been directors since May 1994. Messrs. Hostetter, Huseman and Kruse have been directors since March 1995. The table sets forth each nominee's name, age, principal occupation or employment during at least the last five years and directorships in other public corporations.

     The Company's officers and directors have advised the Company that they intend to vote their shares of common stock for the election of each of the nominees. Proxies will be voted FOR the election of the following nominees unless authority is withheld.

Name and Age                        Background

Robert A. Bourne, 55                Mr.  Bourne has served as a Director  of the
                                    Company since May 1994. Mr. Bourne served as
                                    President  of the Company  from 1994 through
                                    February  1999.  He also served as Treasurer
                                    from February  1999 through  August 1999 and
                                    from May 1994 through December 1994. He also
                                    served in various  executive  positions with
                                    CNL  Fund  Advisors,   Inc.,  the  Company's
                                    Advisor,   prior  to  its   merger   with  a
                                    subsidiary  of  the  Company,  including  as
                                    President  from 1994 through  September 1997
                                    and as  Director  from 1994  through  August
                                    1999.  Mr.  Bourne  serves as President  and
                                    Treasurer  of  CNL  Financial  Group,   Inc.
                                    (formerly CNL Group, Inc.),  Director,  Vice
                                    Chairman of the Board and  President  of CNL
                                    Hospitality  Properties,   Inc.,  a  public,
                                    unlisted real estate  investment  trust, and
                                    as Director,  President and Treasurer of CNL
                                    Hospitality Corp., its advisor. In addition,
                                    Mr. Bourne serves as Director, President and
                                    Treasurer  of  CNL  Retirement   Properties,
                                    Inc.,   a  public,   unlisted   real  estate
                                    investment   trust,   and  as  a   Director,
                                    President and Treasurer of its advisor,  CNL
                                    Retirement Corp. Mr. Bourne also serves as a
                                    Director  of  CNL  Bank,   an   independent,
                                    state-chartered   commercial  bank.  He  has
                                    served  as  a  Director  since  1992,   Vice
                                    Chairman of the Board since  February  1996,
                                    Secretary and  Treasurer  from February 1996
                                    through 1997,  and President  from July 1992
                                    through  February  1996  of  Commercial  Net
                                    Lease  Realty,  Inc.,  a public  real estate
                                    investment  trust  listed  on the  New  York
                                    Stock  Exchange.  Mr.  Bourne also serves as
                                    Director,   President   and   Treasurer  for
                                    various  affiliates of CNL Financial  Group,
                                    Inc.  including CNL  Investment  Company and
                                    CNL  Securities  Corp.,  both of  which  are
                                    engaged  in  the  business  of  real  estate
                                    finance,  and  CNL  Institutional  Advisors,
                                    Inc.,  a registered  investment  advisor for
                                    pension plans.  Mr. Bourne has  participated
                                    as a general  partner or co-venturer in over
                                    100 real  estate  ventures  involved  in the
                                    financing,  acquisition,  construction,  and
                                    leasing of  restaurants,  office  buildings,
                                    apartment complexes,  hotels, and other real
                                    estate.  Mr.  Bourne  began his  career as a
                                    certified  public  accountant   employed  by
                                    Coopers   &   Lybrand,    Certified   Public
                                    Accountants, from 1971 through 1978, where he attained the position of Tax Manager in 1975. Mr. Bourne graduated from Florida
                                    State University in 1970 where he received a Bachelor of Arts degree in Accounting, with honors.

G. Richard Hostetter, Esq., 62      Mr.  Hostetter has served as an  Independent
                                    Director of the Company since March 1995. He
                                    also served as a Director of CNL Hospitality
                                    Properties,   Inc.   from  July  1997  until
                                    February 1999.  Since September 1999, he has
                                    served  as  a  Director  and  a  Manager  of
                                    Century Capital Markets, LLC, a sponsor of a
                                    commercial paper conduit.  From 1989 through
                                    1998, Mr.  Hostetter served as President and
                                    General   Counsel   of   Mills,   Ragland  &
                                    Hostetter,   Inc.,  the  corporate   general
                                    partner  of MRH,  L.P.,  a  holding  company
                                    involved in corporate acquisitions, in which
                                    he also was a general and  limited  partner.
                                    Since   January   1999,  he  has  served  as
                                    President  of MRH,  Inc.,  the  successor to
                                    Mills,   Ragland  &   Hostetter,   Inc.  Mr.
                                    Hostetter was  associated  with the law firm
                                    of  Miller   and   Martin  of   Chattanooga,
                                    Tennessee  from 1966 through 1989,  the last
                                    ten  years of such  association  as a senior
                                    partner.  As a lawyer,  he  served  for more
                                    than  20  years  as  counsel   for   various
                                    corporate  real  estate  groups,   fast-food
                                    companies and public companies, resulting in
                                    his extensive  participation in transactions
                                    involving    the    sale,     lease,     and
                                    sale/leaseback    of    approximately    250
                                    restaurant  units. Mr.  Hostetter  graduated
                                    from the University of Georgia.  He received
                                    his  Juris  Doctor  from  Emory   University
                                    School of Law in 1966. He has been licensed to practice law in Tennessee and Georgia.

Richard C. Huseman, 63              Dr.  Huseman  has  served as an  Independent
                                    Director of the Company since March 1995. He
                                    is a  professor  in the  College of Business
                                    Administration  of the University of Central
                                    Florida,  for  which he also  served  as the
                                    Dean   of   the    College    of    Business
                                    Administration   from  1990  to  1995.   Dr.
                                    Huseman   served  as  a   Director   of  CNL
                                    Hospitality Properties,  Inc. from July 1997
                                    to  February  1999,  and  has  served  as  a
                                    consultant   in  the   area  of   managerial
                                    strategies   to  a  number  of  Fortune  500
                                    corporations,  including  IBM, AT&T, and 3M,
                                    as well as to several  branches  of the U.S.
                                    government, including the U.S. Department of
                                    Health   and   Human   Services,   the  U.S.
                                    Department   of  Justice  and  the  Internal
                                    Revenue  Service.  Dr.  Huseman  received  a
                                    Bachelor  of  Arts  degree  from  Greenville
                                    College in 1961, and a Master of Arts degree and a PhD from the University of Illinois in 1963 and 1965, respectively.

J. Joseph Kruse, 69                 Mr.  Kruse  has  served  as  an  Independent
                                    Director of the Company since March 1995. He
                                    has  been  President  and  Chief   Executive
                                    Officer  of Kruse & Co.,  Inc.,  a  merchant
                                    banking  company  engaged  in  real  estate,
                                    since  1993.  Mr.  Kruse  also  serves  as a
                                    Director of Gateway American Bank of Florida
                                    and Chairman of Topsider  Building  Systems.
                                    Mr.  Kruse  served  as  a  Director  of  CNL
                                    Hospitality Properties,  Inc. from July 1997
                                    to February 1999. Formerly,  Mr. Kruse was a
                                    Senior Vice President with Textron, Inc. for
                                    twenty years, and then served as Senior Vice
                                    President at G. William Miller & Co., a firm
                                    founded by a former  Chairman of the Federal
                                    Reserve  Board  and  the  Secretary  of  the
                                    Treasury of the United States. Mr. Kruse did
                                    evaluations  of  commercial  real estate and
                                    retail  shopping mall projects and continues
                                    to serve as Senior  Advisor to the firm. Mr.
                                    Kruse  received a Bachelor of Science degree
                                    in Education  from the University of Florida
                                    in 1957 and a Master  of  Science  degree in
                                    Administration  in 1958 from  Florida  State
                                    University.   He  also  graduated  from  the
                                    Advanced  Management  Program of the Harvard
                                    Graduate  School of  Business  and the Aspen
                                    Institute for Humanistic Studies.

James M. Seneff, Jr., 55            Mr. Seneff has served as co-Chief  Executive
                                    Officer of the Company since  December 2000,
                                    and as a Director of the  Company  since May
                                    1994.  Mr.  Seneff has served as Chairman of
                                    the Board since 1994, and as Chief Executive
                                    Officer  of the  Company  from 1994  through
                                    August 1999.  Mr.  Seneff served as Chairman
                                    of the Board and Chief Executive  Officer of
                                    the Company's  Advisor until its merger with
                                    a  subsidiary  of the  Company in  September
                                    1999,  and in June  2000 was  re-elected  to
                                    those  positions of the Advisor.  Mr. Seneff
                                    is a principal  stockholder of CNL Holdings,
                                    Inc.,  the parent  company of CNL  Financial
                                    Group,  Inc.,  and has served as a Director,
                                    Chairman  of the Board  and Chief  Executive
                                    Officer of CNL Financial  Group,  Inc. since
                                    its formation in 1980. CNL Financial  Group,
                                    Inc. is the parent company,  either directly
                                    or indirectly through  subsidiaries,  of CNL
                                    Real  Estate  Services,  Inc.,  CNL  Capital
                                    Markets,  Inc.,  which  is  engaged  in  the
                                    business  of real  estate  finance,  and CNL
                                    Investment  Company and CNL Securities Corp.
                                    Mr.   Seneff  also  serves  as  a  Director,
                                    Chairman  of the Board  and Chief  Executive
                                    Officer of CNL Hospitality Properties, Inc.,
                                    as  well  as in the  same  capacity  for CNL
                                    Hospitality Corp., its advisor. In addition,
                                    he serves  as a  Director,  Chairman  of the
                                    Board and  Chief  Executive  Officer  of CNL
                                    Retirement  Properties,  Inc., as well as in
                                    the  same  capacity  for  its  advisor,  CNL
                                    Retirement  Corp. Since 1992, Mr. Seneff has
                                    also served as a  Director,  Chairman of the
                                    Board  and  Chief   Executive   Officer   of
                                    Commercial Net Lease Realty, Inc. Mr. Seneff
                                    has also served as a  Director,  Chairman of
                                    the Board and Chief Executive Officer of CNL
                                    Securities  Corp. since 1979, CNL Investment
                                    Company  since  1990  and CNL  Institutional
                                    Advisors,  Inc. since 1990.  Since 1971, Mr.
                                    Seneff has been  active in the  acquisition,
                                    development,  and  management of real estate
                                    projects   and,   directly   or  through  an
                                    affiliated  entity,  has served as a general
                                    partner  or  co-venturer  in over  100  real
                                    estate   ventures.   These   ventures   have
                                    involved   the    financing,    acquisition,
                                    construction  and  leasing  of  restaurants,
                                    office   buildings,   apartment   complexes,
                                    hotels and other  real  estate.  Mr.  Seneff
                                    formerly served as a Director of First Union
                                    National   Bank  of   Florida,   N.A.,   and
                                    currently  serves  as  the  Chairman  of the
                                    Board of CNL  Bank.  Mr.  Seneff  previously
                                    served on the Florida  State  Commission  on
                                    Ethics  and  is a  former  member  and  past
                                    Chairman of the State of Florida  Investment
                                    Advisory  Council,  which  recommends to the
                                    Florida Board of Administration  investments
                                    for  various  Florida  employee   retirement
                                    funds. The Florida Board of  Administration,
                                    Florida's principal  investment advisory and
                                    money   management   agency,   oversees  the
                                    investment  of  more  than  $60  billion  of
                                    retirement  funds.  Mr. Seneff  received his
                                    degree  in  Business   Administration   from
                                    Florida State University in 1968.


          In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the proxy will vote FOR the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend. The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required for the election of directors.

The Board of Directors recommends a vote FOR all of the above named nominees for election as directors.

Compensation of Directors

          During the year ended December 31, 2001, Messrs. Hostetter, Huseman and Kruse, Independent Directors, earned $6,000 for serving on the Board of Directors. Messrs. Seneff and Bourne did not receive compensation for serving on the Board of Directors during the year ended December 31, 2001. Each Independent Director also received $750 per Board meeting, $750 per Audit Committee meeting, $750 per Compensation Committee meeting attended and $375 for each telephonic meeting in which the director participated. They also received $1,000 per Special Committee meeting and $500 for each telephonic Special Committee meeting in which the director participated.

          The Board of Directors met 31 times during the year ended December 31, 2001, and the average attendance by directors at Board meetings was 100 percent. Each current member attended 100 percent of the total meetings of the Board and of any committee on which he served.

Committees of the Board of Directors

          The Company has a standing Audit Committee, the members of which are selected by the Board of Directors each year. The current members of the Audit Committee are Messrs. Bourne, Hostetter and Kruse. The Audit Committee makes recommendations to the Board of Directors as to the independent accountants of the Company and reviews with such accounting firm the scope of the audit and the results of the audit upon its completion. For the year ended December 31, 2001, each of Messrs. Hostetter and Kruse met the definition of "independent" under
Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards. During the year ended December 31, 2001, Mr. Bourne did not meet such definition of "independent," due primarily to his service as President of the Company through February 1999. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee met three times during the year ended December 31, 2001.

          During 1998, the Board of Directors established a Special Committee of the Board of Directors to consider the implementation of strategic alternatives. The Special Committee consists of Messrs. Hostetter, Kruse and Huseman, each being an independent member of the Company's Board of Directors having no financial interest in the implementation of certain strategic alternatives designed to increase stockholder value. The Special Committee met two times during the year ended December 31, 2001.

          The Company has a standing Compensation Committee consisting of Messrs. Seneff, Kruse and Huseman. The Compensation Committee advises the Board of Directors on all matters pertaining to future compensation programs and policies and establishes guidelines for future employee incentive and benefits programs. The Compensation Committee met three times during the year ended December 31, 2001.

          During 1999, the Board of Directors established a Nominating Committee. The Nominating Committee consists of Messrs. Seneff, Huseman and Hostetter. The Nominating Committee makes recommendations to the Board regarding the size of the Board and its makeup in terms of specific areas of expertise and diversity. The Nominating Committee also nominates candidates to fill any vacancies on the Board and will consider nominees recommended by stockholders. The Nominating Committee did not meet during the year ended December 31, 2001.


Executive Officers

         The executive officers of the Company are as follows:

         Name                             Position

CNL American Properties Fund, Inc.:
         James M. Seneff, Jr.             Chairman of the Board and co-Chief Executive Officer
         Curtis B. McWilliams             co-Chief Executive Officer
         Steven D. Shackelford            Executive Vice President, Chief Financial Officer,
                                          Secretary and Treasurer

CNL Franchise Network Corp. and CNL Restaurant Properties, Inc. are wholly owned subsidiaries of the Company. These companies have the following senior officers:

CNL Franchise Network Corp.:
         R. Byron Carlock, Jr.            President
         Michael T. Shepardson            Executive Vice President
         Timothy J. Neville               Senior Vice President and Chief Credit Officer
         Robert W. Chapin, Jr.            Senior Vice President of Development

CNL Restaurant Properties, Inc.:
         Barry L. Goff                    President
         Michael I. Wood                  Executive Vice President and Chief Operating Officer


          Curtis B. McWilliams, age 46. Mr. McWilliams has served as co-Chief Executive Officer of the Company since December 2000. He served as Chief Executive Officer of the Company from September 1999 to December 2000. Prior to acquisition of the business organized as CNL Restaurant Properties, Inc., a wholly owned subsidiary of the Company, Mr. McWilliams served as President of the Company from February 1999 until September 1999. From April 1997 to February 1999, he served as Executive Vice President of the Company. Mr. McWilliams joined CNL Financial Group, Inc. in April 1997 and served as an Executive Vice President until September 1999. In addition, Mr. McWilliams served as President of the Company's Advisor and as President of CNL Financial Services, Inc., a corporation engaged in the business of real estate financing, from April 1997 until the acquisition of such entities by the Company in September 1999. From September 1983 through March 1997, Mr. McWilliams was employed by Merrill Lynch & Co. The majority of his career at Merrill Lynch & Co. was in the Investment Banking division where he served as a Managing Director. Mr. McWilliams received a B.S.E. in Chemical Engineering from Princeton University in 1977 and a Master of Business Administration degree with a concentration in finance from the University of Chicago in 1983.

          Steven D. Shackelford, age 38. Mr. Shackelford was promoted to Executive Vice President and Chief Financial Officer in July 2000. He served as Senior Vice President and Chief Financial Officer of the Company from January 1997 until his promotion. Mr. Shackelford also served as Secretary and Treasurer of the Company since September 1999. He also served as Chief Financial Officer of the Company's Advisor from September 1996 until its merger into a subsidiary of the Company in September 1999. From March 1995 to July 1996, Mr. Shackelford was a senior manager in the national office of Price Waterhouse where he was responsible for advising foreign clients seeking to raise capital by gaining access to capital markets located in the United States. From August 1992 to March 1995, he was a manager in the Paris, France office of Price Waterhouse, serving several multi-national clients. Mr. Shackelford was an audit staff and senior from 1986 to 1992 in the Orlando, Florida office of Price Waterhouse. Mr. Shackelford received a Bachelor of Arts degree in Accounting, with honors, and a Master of Business Administration degree from Florida State University and is a certified public accountant.

          R. Byron Carlock, Jr., age 39. Mr. Carlock has served as President of CNL Franchise Network Corp., a wholly owned subsidiary of the Company engaged in the business of real estate finance, since December 2000. Since January 1998, Mr. Carlock has served as Chairman of The Carlock Companies, LLC, a Dallas based advisory firm specializing in the real estate capital markets. He was formerly the Executive Vice President and Chief Investment Officer of Post Properties, Inc., a developer and operator of multi-family and apartment communities, from June 1998 to November 2000. Prior to Post Properties, Mr. Carlock was President and Chief Operating Officer of W. B. Johnson Properties, LLC, in Atlanta,
Georgia, where he directed the new investment activities of W. B. Johnson, founder of Ritz-Carlton Hotel Company and a large franchisee of Waffle House restaurants. Prior to W. B. Johnson, Mr. Carlock served as Managing Director, Capital Markets for Crow Holdings International, in Dallas, Texas. In that capacity, he was responsible for public and private equity, debt and investor relations. He also sat on the Investment Committee for Crow Holdings
International. Mr. Carlock's civic and community involvement has included service on the boards of directors of Zoo Atlanta, the Atlanta Boy Choir, CHARIS Community Housing, Hope Network Ministries and the Harvard Business School Alumni Association. He also serves on the President's Development Council for Harding University and is the immediate past Chairman of the Board of Heritage Preparatory School of Georgia. Mr. Carlock has a Master of Business Administration degree from Harvard Graduate School of Business Administration, did graduate study at the Chinese University of Hong Kong as a Rotary Scholar and has a Bachelor of Business Administration degree from Harding University.

          Michael T. Shepardson, age 41. Mr. Shepardson has served as Executive Vice President of CNL Franchise Network Corp. since June 2000. He has served as President of CNL Advisory Services, Inc., a wholly owned subsidiary of the Company that advises restaurant operators on merger and acquisition opportunities, since September 1998. Prior to joining CNL, Mr. Shepardson was from June 1995 to September 1998 Managing Director, Corporate Finance for CMC, Ltd., a financial and marketing boutique in the promotional products and direct marketing sectors. In this capacity, he managed all aspects of the firm's national M&A and financial consulting engagements in these sectors. He also served in a number of capacities, most recently as Senior Vice President and Senior Lender, for SunTrust Bank. Mr. Shepardson received both his Bachelor of Arts degree in Political Science and Master of Business Administration degree with a concentration in Finance from the University of Notre Dame. As part of his MBA curriculum, he studied at both the London Business School and the London School of Economics.

          Timothy J. Neville, age 53. Mr. Neville has served as Senior Vice President and Chief Credit Officer of CNL Franchise Network Corp. since September 1999. Mr. Neville was Senior Vice President and Chief Credit Officer of CNL Financial Services, Inc., responsible for underwriting loans and leases to select operators of top restaurant chains, from mid-1998 to September 1999. He has more than 25 years of lending and risk management experience at major financial institutions which included Barnett Banks, Inc. and its subsidiaries, Barnett Bank of Central Florida, N.A., Barnett Bank of South Florida, N.A., and The Provident Bank. From 1992 to early 1998, Mr. Neville served as Executive Vice President and Senior Credit Policy Officer at Barnett Bank, N.A. In that capacity, he was responsible for loan approval, asset quality and portfolio management of a loan portfolio totaling $1.4 billion. Prior responsibilities included management of lending departments and lending teams with various financial institutions. Mr. Neville earned a Master in Business Administration degree from Xavier University and a Bachelor of Business Administration degree from the University of Cincinnati.

          Robert W. Chapin, Jr., age 40. Mr. Chapin has served as Senior Vice President and Chief Development Officer of CNL Franchise Network Corp. since July 2000. He previously served in the capacity of Senior Vice President of Operations for the Company from September 1999 to July 2000 and as Senior Vice President of Development for CNL Restaurant Services, Inc., which provided turnkey real estate development services on a fee for services basis exclusively to the restaurant industry. From July 1997 to June 1998, Mr. Chapin served as a full-time consultant with CNL Financial Group, Inc., working on a number of strategic project initiatives. From 1994 to June 1997, Mr. Chapin served as President of Leader Enterprises, a full-service sports marketing firm representing elite athletes on a national basis in golf, football, baseball and motorsports. From 1988 to 1993, Mr. Chapin was employed by VOA Associates, a Chicago-based design and development company. He served as the Managing Principal of the Florida office of VOA, which served clients throughout the southeastern United States, South America and Southeast Asia. Mr. Chapin received his Bachelor of Science degree from Appalachian State University in North Carolina.

          Barry L. Goff, age 40. Mr. Goff has served as President of CNL Restaurant Properties, Inc. since October 2000. Since April 2000, Mr. Goff also has served as Executive Vice President of CNL Franchise Network Corp. Mr. Goff joined the Advisor in August 1998 as Chief Investment Officer and served in such position until September 1999. Following the merger of the Advisor into the Company, Mr. Goff assumed the role of Chief Investment Officer and Senior Vice President of the Company until April 2000. Prior to joining the Advisor and from 1989 to July 1998, Mr. Goff was an attorney and a shareholder of Lowndes, Drosdick, Doster, Kantor & Reed, PA., a law firm in Orlando, Florida, where he specialized in U.S. and international taxation. Prior to joining Lowndes in 1989, Mr. Goff practiced law with Loeb & Loeb in Los Angeles. Mr. Goff received his Bachelor of Science degree in Business Administration from the University of Central Florida in 1983, his Juris Doctor degree from the University of Florida in 1986 and a Master of Laws in Taxation from New York University in 1988.

          Michael I. Wood, age 40. Mr. Wood has served as Executive Vice President and Chief Operating Officer of CNL Restaurant Properties, Inc., a wholly owned subsidiary of the Company, since July 2000. From September 1999 to July 2000, Mr. Wood served as Senior Vice President of Asset Management for the Company. Mr. Wood joined the Advisor in September 1997 and was appointed Senior Vice President of Asset Management in December 1997, serving in such position until September 1999. Prior to joining the Advisor, Mr. Wood spent more than 10 years with Xerox Corporation in a variety of positions in its real estate investment and corporate real estate divisions. His most recent position with Xerox was as manager of real estate acquisitions and dispositions where he was responsible for Xerox's major real estate projects. Mr. Wood has achieved the professional designation of Certified Commercial Investment Member. He received a Bachelor of Science degree in Computer Science and a Master of Business Administration degree from the University of North Carolina at Chapel Hill.



Executive Compensation

          The following table sets forth the compensation earned by the Company's co-Chief Executive Officers and the next most highly compensated officers. Because the Company was externally advised by the Advisors, no annual or long-term compensation was paid by the Company to any executive officers for services rendered in all capacities to the Company during the eight months ended August 31, 1999.

                                                                                   Compensation
  Name and Principal Position                          Year               Salary ($)            Bonus ($)

James M. Seneff, Jr.............................       2001                   __                    __
   Chairman of the Board and                           2000                   __                    __
   co-Chief Executive Officer*                         1999                   __                    __

Curtis B. McWilliams............................       2001                300,000                  __
   co-Chief Executive Officer**                        2000                300,000                  __
                                                       1999                 76,923               100,000

John T. Walker..................................       2001                187,772                  __
   President and Chief Operating Officer***            2000                250,000                  __
                                                       1999                   __                    __

Steven D. Shackelford...........................       2001                200,000                50,000
   Executive Vice President, Chief Financial           2000                200,000               100,000
   Officer, Secretary and Treasurer                    1999                   __                    __


*Mr. Seneff assumed the co-Chief Executive Officer title on December 20, 2000. He does not draw a salary for services rendered.
**Compensation paid for the period September 1, 1999 through December 31, 1999. No other officers who were serving as executive officers on December 31, 1999, received compensation in excess of $100,000.
***Mr. Walker served as President of the Company from September 1999 to May 2001 and as Chief Operating Officer of the Company from March 1995 to May 2001. Mr. Walker's 2001 salary compensation includes a $75,962 severance payment.

Executive Employment Contracts

          In August 1999 the Company entered into an employment agreement with Mr. Curtis McWilliams, under which Mr. McWilliams serves as the Company's co-Chief Executive Officer. The initial term of the agreement commenced on September 1, 1999 for a period of three years, automatically renewable for one year terms. The agreement provides that, upon termination by the Company without cause or upon the resignation of Mr. McWilliams for good reason, the Company will pay Mr. McWilliams a cash payment equal to two times his base salary in effect on the date of his termination, plus any accrued but unpaid base salary and vacation. In addition, the Company agreed to accelerate any stock that would otherwise vest in the twelve months following his termination. The agreement includes in its definition of "good reason", among other things, the Company's failure to assign the agreement to any successor to the business of the Company. Additionally, in the event the Company terminates his employment due to his death or disability, the Company agreed to provide Mr. McWilliams or his estate a lump sum equal to twelve months of his base salary. In November 1999 the Company entered into an addendum with Mr. McWilliams including within the definition of "good reason" an assignment of the agreement by a purchaser of the Company to another person or entity without Mr. McWilliams' consent. The addendum also provided, among other things, that upon his termination any compensation received by Mr. McWilliams under the agreement would not alter his entitlement to any deferred compensation otherwise due pursuant to the terms of a deferred compensation plan. In June 2000 the Company entered into an additional addendum with Mr. McWilliams providing that upon his termination due to a change in control Mr. McWilliams would receive a cash payment equal to his executive base salary as in effect on the date of his termination.

          In August 1999 the Company entered into an employment agreement with Mr. Steve Shackelford, under which Mr. Shackelford serves as the company's Senior Vice President/Chief Financial Officer. The initial term of the agreement commenced on September 1, 1999 for a period of three years, automatically renewable for one year terms. The agreement provides that, upon termination by the Company without cause or upon the resignation of Mr. Shackelford for good reason, the Company will pay Mr. Shackelford a payment equal to two times his base salary in effect on the date of his termination, plus any accrued but unpaid base salary and vacation. In addition, the Company agreed to accelerate any stock that would otherwise vest in the twelve months following his termination. The agreement includes in its definition of "good reason", among other things, the Company's failure to assign the agreement to any successor to the business of the Company. Additionally, in the event that the Company terminated his employment due to his death or disability, the Company agreed to provide Mr. Shackelford or his estate a lump sum equal to twelve months of his base salary. In November 1999 the Company entered into an addendum including within the definition of "good reason" an assignment of the agreement by a purchaser of the Company to another person or entity without Mr. Shackelford's consent. In addition, the addendum increased Mr. Shackelford's base salary and provided, among other things, that upon his termination any compensation received by Mr. Shackelford under the agreement would not alter his entitlement to any deferred compensation otherwise due pursuant to the terms of a deferred compensation plan. In June 2000 the Company entered into an additional addendum with Mr. Shackelford providing that upon his termination due to a change in control Mr. Shackelford would receive a cash payment equal to his executive base salary as in effect on the date of his termination.


                          COMPENSATION COMMITTEE REPORT

          The Compensation Committee is comprised of Messrs. Seneff, Huseman and Kruse. The Compensation Committee determines compensation for the Company's executive officers, reviews and approves management's recommendations for the annual salaries of all the Company officers and administers any stock incentive or other compensation plans adopted by the Company, including the 1999 Performance Incentive Plan (the "Plan"). The Company's primary business objective is to maximize stockholder value over the long term. The Compensation Committee believes that the Company's compensation package must be structured in a manner that will help the Company attract and retain qualified executives and will align compensation of such executives with the interests of stockholders. The compensation package currently consists of salary, bonus and long-term compensation in the form of stock options, stock appreciation rights or restricted stock issued pursuant to the Plan.

Salary and Bonus

          Salary and bonus are determined by the Compensation Committee using a subjective evaluation process. In making determinations of salary and bonus for particular officers, including the co-Chief Executive Officers, the Compensation Committee considers the general performance of the Company, the officer's position, level and scope of responsibility, the officer's anticipated performance and contributions to the Company's achievement of its long-term goals, and the salary and bonus for the officer recommended by management.

          As part of its overall compensation philosophy, the Committee has determined appropriate target levels for base salary, annual incentives, long-term compensation, and total compensation. In general, the Committee has determined that total compensation should be targeted at the 50th percentile of the market but individual pay determinations will be based on individual responsibilities and contributions. To the extent the Committee determines that individual compensation levels fall below the targeted levels, the Committee will adjust these compensation levels as appropriate.

Long-Term Incentive Compensation

          The Board of Directors and the stockholders approved the Plan as the principal means of providing long-term incentives. The Compensation Committee believes that the use of equity incentives aligns the interest of executive officers with those of stockholders and promotes long-term stockholder value better than does cash alone. The Plan provides for grants of stock options, stock appreciation rights and restricted stock to key employees, directors and officers of the Company. The Compensation Committee administers the Plan and determines the participants who receive awards, the terms of the awards, the schedule for exercisability or nonforfeitability, the time and conditions for expiration of the awards, and the form of payment upon exercise. The Compensation Committee may make determinations under the Plan that are not uniform as to the participants and that do not consider whether possible participants are similarly situated. The Committee did not grant any awards under the Plan in 2001.

                                                    Compensation Committee

                                                    James M. Seneff, Jr.
                                                    Richard C. Huseman
                                                    J. Joseph Kruse

Compensation Committee Interlocks and Insider Participation

          Currently, Messrs. Huseman and Kruse are not officers or employees of the Company. Mr. Seneff serves as co-Chief Executive Officer of the Company and as Chairman of the Board and Chief Executive Officer of the Company's Advisor, CNL Financial Advisors, Inc., a wholly owned subsidiary of the Company but does not receive compensation for serving in such offices. In addition, Mr. Seneff served as Chairman of the Board from 1994 to 2000 and as Chief Executive Officer from 1994 through August 1999.


                                   PROPOSAL II

           PROPOSAL TO AMEND THE COMPANY'S SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

     The Board of Directors of the Company has unanimously approved a proposal to amend the Company's Second Amended and Restated Articles of Incorporation (the "Articles") and directed that such proposal be submitted to the Company's stockholders for their approval at the annual meeting. If approved in their entirety, the amended Articles:

     o Will increase the limit on the number of Common Shares that James M. Seneff, Jr., a director and co-Chief Executive Officer of the Company, may own, and decrease the limit on the number of Common Shares that any other stockholder may own; and

     o Will modify the rights of stockholders to inspect the Company's records and list of stockholders to conform with the requirements of the Maryland General Corporate Law (the "MGCL").

     The text of the proposed amendments to the Articles (the "Amendments") is set forth in Exhibit A to this proxy statement.

     The Board of Directors has determined it to be in the best interests of the Company and its stockholders to adopt the Amendments. The Board unanimously recommends that stockholders vote "FOR" each of the proposals set forth below.

     Approval of the Amendments requires the affirmative vote of the holders of a majority of the outstanding Company Shares entitled to vote thereon. Proxies received will be voted for approval of the Amendments unless stockholders designate otherwise. The Amendments will become effective upon their filing with the Maryland Department of Assessments and Taxation.

     The paragraphs below describe the amendments to the Articles that will be made if the proposal is approved by the stockholders and the reasons that the Board of Directors has proposed such amendments.

     Amendment of Share Ownership Limitations. The Articles limit the number of Common Shares a stockholder may own (the "Common Share Ownership Limit"), and provide the Board of Directors with authority to increase the Common Share Ownership Limit up to a defined maximum limit without the consent of stockholders. Such action by the Board of Directors is not considered an amendment to the Articles.

     Mr. Seneff has expressed an interest in having the ability to purchase additional Company Shares. The current maximum Common Share Ownership Limit of
9.9 percent of the outstanding Company Shares may not provide Mr. Seneff with sufficient flexibility in connection with any purchases of additional Company Shares that he may elect to make. The Board of Directors has determined that it is in the best interests of the Company to permit Mr. Seneff to maintain a significant ownership interest in the Company at a level greater than 9.9 percent of the outstanding Company Shares. Accordingly, the Board of Directors believes that it is in the best interests of the Company to provide Mr. Seneff with the ability to purchase additional Company Shares by amending the Articles to provide for an additional ownership limit applicable solely to Mr. Seneff (the "Existing Holder Limit") that the Board of Directors may increase to a maximum of 17.5 percent. The Board of Directors also believes that it is in the best interests of the Company to decrease the current maximum Common Share Ownership Limit to 8.0 percent in order to comply with certain stockholder ownership restrictions imposed on real estate investment trusts by the Internal Revenue Code of 1986, as amended (the "Code").

     Currently, the Board of Directors has elected to maintain the Common Share Ownership Limit at 9.8 percent. If the stockholders approve the proposed amendment, the Board of Directors intends to maintain the Existing Holder Limit at 13.0 percent and to maintain the Common Share Ownership Limit at 7.9 percent. In that event, Mr. Seneff will be able to purchase up to 13.0 percent of the outstanding Company Shares, and any other stockholder of the Company will be able to purchase up to 7.9 percent of the outstanding Company Shares. As future events warrant, from time to time the Board of Directors may consider increasing the Existing Holder Limit to a maximum of 17.5 percent and increasing the Common Share Ownership Limit to a maximum of 8.0 percent.

     Mr. Seneff may be viewed to have an interest in approval of this Proposal as a result of his beneficial ownership of Company Shares (as described in "Security Ownership" below) and his positions with the Company and certain related entities (as described below in "Proposal I - Nominees" and "Proposal I
- Executive Officers").

     Amendment of Stockholder Inspection Rights. The current Articles allow a stockholder to inspect all records of the Company upon reasonable notice at reasonable times. A stockholder may also inspect the books and records of any office administering the securities laws of a jurisdiction upon reasonable notice during normal business hours. In addition, any stockholder may upon request inspect and copy a list of the Company's stockholders at the Company's home office, or request that the Company mail the stockholder such list for matters relating to stockholders' voting rights and the exercise of stockholder rights under federal proxy laws. The Company may impose a reasonable charge for expenses incurred in reproduction and mailing of the list and may require the requesting stockholder to represent that the list is not requested for a commercial purpose unrelated to the stockholder's interest in the Company.

     Section 2-512 of the MGCL provides that stockholders have the right to inspect and copy the Company's bylaws, minutes of stockholder proceedings, annual statements of affairs and voting trust agreements on file at the Company's principal offices during usual business hours. In addition, any stockholder may request in writing a statement of all stock and securities issued by the Company during a specified period of not more than twelve months before the date of such request.

     Section 2-513 of the MGCL provides additional inspection rights for stockholders who individually or together are and for at least six months have been stockholders of record of at least 5.0 percent of the Company Shares. These rights include (i) the right upon written request to inspect and copy the Company's books of account and its stock ledger during usual business hours;
(ii) the right to require the Company to produce a statement of affairs verified under oath by an officer that sets forth in reasonable detail the Company's assets and liabilities of a reasonably current date; and (iii) if the Company does not maintain the original or duplicate stock ledger at its principal office, the right to obtain from the Company a stockholder list verified under oath by an officer of the Company or its transfer agent or registrar.

     The Board of Directors believes that incorporating these stockholder inspection rights into the Company's Articles will allow the Company to balance the right of the Company's stockholders to inspect the Company's records with management's need to conduct day to day business without undue interference and expense by providing stockholders holding a larger and longer stake in the corporation with access to more information than smaller, newer stockholders. In addition, the Board of Directors believes the amendment will discourage unsubstantiated "strike" suits by litigious stockholders holding less than five percent of a class of the Company's stock, thereby saving the Company substantial legal expense. Accordingly, the Board of Directors has determined that it is in the best interests of the Company to conform stockholder inspection rights with those provided under Maryland law by amending the Articles to delete current Sections 6.4 and 6.5 and instead rely on the rights provided by Sections 2-512 and 2-513 of the MGCL.

     Antitakeover Effects of Ownership Limitations and Other Articles and Bylaw Provisions. The Company's Articles and bylaws contain a number of provisions that may delay or discourage a change in control of the Company, even if the change in control might be in the best interests of stockholders. These provisions include, among others:

     o Ownership limitations which are designed to protect the Company's status as a real estate investment trust under the Code, and which could discourage offers to acquire the Company by means of a tender offer, proxy contest or otherwise, and increase the difficulty of consummating any such offer;

     o Authorized capital stock that may be classified and issued as a variety of equity securities in the discretion of the Board of Directors, including securities having superior voting rights to the Company Shares; and

     o A requirement that directors be removed only for cause and only by a vote of stockholders holding at least a majority of all of the shares entitled to be cast for the election of directors.

          The Company expects the proposed limitations on ownership of Common Shares and the proposed stockholder inspection rights described above, as well as certain other provisions of the Articles and bylaws, to discourage certain types of coercive takeover practices and inadequate takeover bids by encouraging persons seeking to acquire control of the Company to negotiate first with the Board of Directors. The Company believes these provisions could be used to deter attempts to obtain control of the Company in transactions not approved by the Company's Board of Directors. The Company also believes these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence by increasing the likelihood of negotiation, which might outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in improvement of terms.

          The Board of Directors recommends that stockholders vote FOR this proposal to amend the Company's Second Amended and Restated Articles of Incorporation.

                             AUDIT COMMITTEE REPORT

          The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "Commission"), nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporates it by specific reference.

          Review and Discussions with Management. The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2001, with the management of the Company.

          Review and Discussions with Independent Auditors. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be disclosed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

          The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

          Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Annual Report of the Company on Form
10-K for the fiscal year ended December 31, 2001, for filing with the Commission.

                                                            Audit Committee

                                                            Robert A. Bourne
                                                            J. Joseph Kruse
                                                            G. Richard Hostetter

                               SECURITY OWNERSHIP

          The following table sets forth, as of April 2, 2002, the number and percentage of Company Shares beneficially owned by (i) each person or entity known by the Company to own beneficially 5% or more of the outstanding Company Shares, (ii) the named officers, (iii) the directors, and (iv) all executive officers and directors as a group. Unless otherwise noted below, the persons named in the table have the sole voting and sole investment power with respect to each of the shares beneficially owned by them. The address of the named officers and directors, unless otherwise noted, is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.


                                                                      Number of                  Percent of
                                                                    Company Shares                Company
Name and Address of Beneficial Owner                              Beneficially Owned          Shares Outstanding

James M. Seneff, Jr...........................................      4,300,195(2)                    9.8%

Robert A. Bourne..............................................        990,858(3)                    2.2%

Curtis B. McWilliams..........................................        290,322                       (1)

John T. Walker................................................        172,114(4)                    (1)

Steven D. Shackelford.........................................         26,600                       (1)

G. Richard Hostetter..........................................          2,739                       (1)
SunTrust Bank of Chattanooga, N.A.
P.O. Box 1638
Mail Code M0321
Chattanooga, TN 37401

J. Joseph Kruse...............................................             __                       __
494 Woonasquatucket Avenue, Unit 114
North Providence, RI  02911

Richard C. Huseman............................................             __                       __
3504 Lake Lynda Drive, Suite 100A
Orlando, FL 32817

All executive officers and directors as
a group (7 persons)...........................................      5,782,828                      13.1%


(1) Less than 1%
(2) Includes 3,818,735 shares owned by CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc., in which Mr. Seneff and his spouse own 100% of the outstanding stock. In addition, 26,819 shares are held by two trusts of which a fellow business associate serves as trustee. Mr. Seneff disclaims beneficial ownership of the shares held in the trusts. Finally, 2,750 shares are held by J&R Investments of Orlando, Ltd. Mr. Seneff owns 50.0% of J&R Investments, Inc., which is the General Partner of J&R Investments of Orlando, Ltd. Mr. Seneff disclaims beneficial ownership of these securities except to the extent of his pecuniary interest.
(3) Includes 19,842 shares held in trust of which Mr. Bourne's personal attorney and a fellow business associate serve as trustees. Mr. Bourne disclaims beneficial ownership of the shares held in the trusts. In addition, 2,750 shares are held by J&R Investments of Orlando, Ltd. Mr. Bourne owns 50.0% of J&R Investments, Inc., which is the General Partner of J&R Investments of Orlando, Ltd. Mr. Bourne disclaims beneficial ownership of these securities except to the extent of his pecuniary interest.
(4) Mr. Walker served as President of the Company from September 1999 to May 2001 and as Chief Operating Officer of the Company from March 1995 to May 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons"), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

          Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for the last fiscal year, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2001, except James M. Seneff, Jr., who was late filing four Form 4s resulting in four transactions not being reported on a timely basis, three transactions in which CNL Financial Group, Inc. disposed of a total of 2,956 shares of the Company's Common Stock pursuant to a certain employee benefit plan and one transaction in which CNL Financial Group, Inc. acquired 906 shares of the Company's Common Stock pursuant to a certain employee stock compensation agreement.


                              CERTAIN TRANSACTIONS

          CNL Securities Corp. is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Company beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20 percent of the stockholders' investment in the Company in connection with such offering. CNL Securities Corp. in turn may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During 2001, the Company incurred $1,493,437 of such fees, all of which were reallowed. The soliciting dealer servicing fee will terminate as of the beginning of any year in which the Company is liquidated or the shares become listed on a national securities exchange or over-the-counter market.

          CNL Financial Group, Inc. and CNL Shared Services, Inc., related affiliates, provide certain administrative services (including services for tax and regulatory compliance, stockholder distributions and reporting, investor relations, human resources, pay services, purchasing and information technology) to the Company on a day-to-day basis. The costs incurred related to these functions were $4,564,213 for the year ended December 31, 2001.

          As of December 31, 2001, the Company has finalized a lease agreement for its office space (the "Lease") with an affiliate of James M. Seneff, Jr., the Company's Chairman of the Board. The Lease provides for rent in the amount of approximately $1,007,000 per year, with a three percent increase annually, expiring in October 2014. The Company made rental payments during the year ended December 31, 2001, of approximately $1,007,000.

          Mortgage loans held for sale includes a $16,781,870 receivable as of December 31, 2001 from CNL Restaurant Investors Properties, LLC ("CRIP"), a related party under common control. CRIP borrows to acquire or construct assets for lease under operating and capital lease agreements to qualified tenants. The Company's receivable from CRIP is recorded at cost and is collateralized by CRIP's assets under lease. Interest is payable at rates ranging from 9.1 percent to 9.2 percent. Amounts are repayable to the Company in accordance with the monthly maturities specified in the lease agreements entered into by CRIP and qualified tenants. For the year ended December 31, 2001, the Company recorded interest income of $2,023,891.

          The Company, through the acquisition of the Advisor on September 1, 1999, provides certain services relating to management of related parties and their properties pursuant to management agreements. Under these agreements, the Company is responsible for collecting rental payments, inspecting the properties and the tenants' books and records, assisting in responding to tenant inquiries and notices and providing information to the related parties about the status of the leases and the properties. For these services, the related parties have agreed to pay the Company an annual fee. For the year ended December 31, 2001, the Company earned $3,656,159 of such fees.

          Because the Company was committed to reinvest the $14.7 million in funds from operations generated by the Specialty Finance business as opposed to distributing those amounts to the parent company, the Company's Chairman, through a private company affiliate, CNL Financial Group, Inc., invested $12.4 million in the Company during 2001. $9.7 million was invested through a purchase of 579,722 shares of Company Shares by CNL Financial Group, Inc. and the balance of $2.7 million was invested in the form of a demand promissory note that will be converted upon approval of Proposal II in this Proxy Statement. The Chairman and his wife own 100% of the outstanding shares of CNL Holdings, Inc., the sole shareholder of CNL Financial Group, Inc.

          In June 2001, the Company sold and assigned the collection rights of the current and future cash flows related to three equipment leases to CNL Restaurant Properties XX, Inc., an affiliate of the Company. The Company received approximately $1.1 million of proceeds and no gain or loss was recognized. Mr. Bourne owns 100% of the outstanding shares of CNL Restaurant Properties XX, Inc.

                              INDEPENDENT AUDITORS

          Upon recommendation of and approval by the Board, including the Independent Directors, PricewaterhouseCoopers LLP has been selected to act as independent certified public accountants for the Company during the current fiscal year. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

          The following table outlines the fees paid or accrued by the Company for the audit and other services provided by PriceWaterhouseCoopers LLP for 2001.

         Audit Fees (1)                                                $198,500
         All Other Fees (2)                                            $324,400
         Financial Information Systems Design
              and Implementation Fees                                  $      0
                                                                       --------
         Total                                                         $522,900
                                                                       ========

 (1) Audit services of PriceWaterhouseCoopers LLP for 2001 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements.

 (2) All Other Fees include $200,000 relating to the execution of securitizations, $110,400 relating to tax consulting and compliance services and $14,000 relating to consultation on miscellaneous accounting matters.

          The Audit Committee of the Board of Directors has considered whether the provision of the services described under the captions "Financial Information Systems Design and Implementation" and "All Other Fees" is consistent with maintaining the independence of PricewaterhouseCoopers LLP.


                                  OTHER MATTERS

          The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the person(s) named in the enclosed proxy will vote thereon as he, she or they determine to be in the best interests of the Company.

                        PROPOSALS FOR NEXT ANNUAL MEETING

          Any stockholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the annual meeting of stockholders to be held in 2003 has to be received at the Company's office at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, no later than December 23, 2002.

          Under the Company's bylaws, a stockholder must comply with certain procedures to nominate directors or to propose other matters to be considered at an annual meeting of stockholders. These procedures provide that the stockholders desiring to make nominations for directors or to bring a proper subject before a meeting must do so by notice timely delivered to the Company's Secretary. To be timely, the Secretary must receive the notice at the Company's principal executive offices not less than 60 days nor more than 90 days before the anniversary of the preceding year's annual meeting of stockholders. In the case of the Company's annual meeting of stockholders in 2003, the Company's Secretary must receive notice of any such proposal no earlier than March 23, 2003, and no later than April 22, 2003 (other than proposals intended to be included in the proxy statement and form of proxy which, as noted above, have to be received by December 23, 2002). Generally, such notice must set forth: (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and the class and number of Company Shares which are owned beneficially and of record by such stockholder and such beneficial owner. The Chairman of the annual meeting shall have the power to declare that any proposal not meeting these and any other applicable requirements imposed by the bylaws shall be disregarded. A copy of the bylaws may be obtained without charge on written request addressed to CNL American Properties Fund, Inc., Attn. Corporate Secretary, CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.


                                  ANNUAL REPORT

          A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2001, accompanies this Proxy Statement.

                                             By Order of the Board of Directors,

                                             /s/ Steven D. Shackelford

                                             Steven D. Shackelford
                                             Secretary

April 22, 2002
Orlando, Florida

                                    Exhibit A

                         PROPOSED ARTICLES OF AMENDMENT

                                       TO

              SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                       CNL AMERICAN PROPERTIES FUND, INC.


         The text of each of the proposed amendments is set forth below.

          RESOLVED, that paragraph (i) of Section 5.6 of the Company's Second Amended and Restated Articles of Incorporation is hereby amended to read as follows:

          ""Common Share Ownership Limit" means, with respect to the Common Shares, seven point nine percent (7.9%) of the outstanding Common Shares, subject to adjustment pursuant to Section 5.6(xi) (but not more than eight point zero percent (8.0%) of the outstanding Common Shares, as so adjusted) and to the limitations contained in Section 5.6(xii)."

          ""Existing Holder" shall mean collectively James M. Seneff, Jr. and any sibling (whether by the whole or half blood), spouse, ancestor or lineal descendant thereof (provided that in the event the definition of "Family" pursuant to Section 544(a)(2) of the Code shall be amended, the foregoing definition shall be deemed to be similarly amended)."

          ""Existing Holder Limit" shall mean initially 9.8 percent of the outstanding Common Shares of the Company, or, from and after the date hereof, such other percentage of the outstanding Common Shares of the Company as the Board of Directors may establish from time to time pursuant to the authority expressly vested in the Board of Directors in paragraph (x) of this Section 5.6, subject to the limitations contained in paragraph (xii) of this Section 5.6. For purposes of the application of the Existing Holder Limit, the Existing Holder shall be deemed to own the sum of (a) the Common Shares Beneficially or Constructively Owned by the Existing Holder and (b) the Common Shares the Existing Holder would Beneficially or Constructively Own upon exercise of any conversion right, option or other right (without regard to any temporal restrictions on the exercise thereof) to directly or indirectly Acquire Beneficial or Constructive Ownership of Common Shares. For purposes of determining the Existing Holder Limit, the outstanding Common Shares of the Company shall be deemed to include the maximum number of shares that the Existing Holder may Beneficially and Constructively Own pursuant to any conversion right, option or other right (without regard to any temporal restrictions on the exercise thereof). From and after the date hereof and prior to the Restriction Termination Date, the Secretary of the Company, or such other person as shall be designated by the Board of Directors, shall maintain and, upon request, make available to the Existing Holder or the Board of Directors, a schedule which sets forth the then-current Existing Holder Limit."

          RESOLVED, that paragraphs (ii) through (iv) of Section 5.6 of the Company's Second Amended and Restated Articles of Incorporation are hereby amended to read as follows:

"(ii) Ownership and Transfer Limitations.

          (a) Notwithstanding any other provision of these Articles of Incorporation, except as provided in Section 5.6(ix) and
                    Section 5.8, prior to the Restriction  Termination  Date, no
                    (i) Person (other than the Existing Holder) shall Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limit, and (ii) the Existing Holder shall not Beneficially or Constructively Own Common Shares in excess of the Existing Holder Limit or the Preferred Share Ownership Limit.

          (b) Notwithstanding any other provision of these Articles of Incorporation, except as provided in Section 5.6(ix) and
                    Section 5.8, prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would result in any Person (other than the Existing Holder) Beneficially or Constructively Owning Equity Shares in excess of the Common or Preferred Share Ownership Limit shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would otherwise be Beneficially or Constructively Owned by such Person in excess of the Common or Preferred Share Ownership Limit, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

          (c) Notwithstanding any other provision of these Articles of Incorporation, except as provided in Section 5.6(ix) and
                    Section 5.8, prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would result in the Existing Holder Beneficially or Constructively Owning (i) Common Shares in excess of the Existing Holder Limit or (ii) Preferred Shares in excess of the Preferred Shares Ownership Limit shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, or other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which otherwise would be Beneficially or Constructively Owned by the Existing Holder in excess of the Existing Holder Limit or the Preferred Share Ownership Limit, and the Existing Holder shall not acquire any rights in that number of Equity Shares.

          (d) Notwithstanding any other provision of these Articles of Incorporation, and except as provided in Section 5.8, prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of Equity Shares or other event or transaction that, if effective, would result in the Equity Shares being actually owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership (including actual ownership) with respect to that number of Equity Shares which otherwise would be owned by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner or Constructive Owner) shall acquire no rights in that number of Equity Shares.

          (e) Notwithstanding any other provision of these Articles of Incorporation, except as provided in Section 5.8, prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of
                    Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT shall be void ab initio as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to be "closely held" within the meaning of Section 856(h) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

          (f) Notwithstanding any other provision of these Articles of Incorporation, except as provided in Section 5.8, prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Company, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would (i) cause the Company to own (directly or Constructively) an interest in a tenant that is described in
                    Section 856(d)(2)(B) of the Code and (ii) cause the Company to fail to satisfy any of the gross income requirements of
                    Section 856(c) of the Code, shall be void ab initio as to the Transfer, Acquisition, change in capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to own an interest (directly or Constructively) in a tenant that is described in Section 856(d)(2)(B) of the Code, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

(iii)    Exchange for Excess Shares.

          (a)       If,  notwithstanding the other provisions  contained in this
                    Article V, at any time prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction such that (i) any Person (other than the Existing Holder) would either Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limit or (ii) the Existing
                    Holder  would  Beneficially  or  Constructively  Own  Equity
                    Shares in excess of the Existing Holder Limit or the Preferred Share Ownership Limit, then, except as otherwise provided in Section 5.6(ix), such number of Equity Shares (rounded up to the next whole number of shares) in excess of the applicable Ownership Limit or Existing Holder Limit, as the case may be, automatically shall be exchanged for an equal number of Excess Shares having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article V requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer, Acquisition, change in capital structure, other change in purported Beneficial or Constructive Ownership of Equity Shares, or other event or transaction.

          (b)       If,  notwithstanding the other provisions  contained in this
                    Article V, at any time prior to the Restriction Termination Date, there is a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (b), (c), (d), (e) and (f) of Section 5.6(ii) or, directly or indirectly, would cause the Company for any reason to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(h) of the Code, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, then the Equity Shares (rounded up to the next whole number of shares) being Transferred or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership and which, in any case, would cause the Company to be "closely held" within the meaning of such
                    Section 856(h) or otherwise would cause the Company to fail to qualify as a REIT automatically shall be exchanged for an equal number of Excess Shares having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article V requires different terms. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer, Acquisition, change in capital structure, other purported change in Beneficial or Constructive Ownership or other event or transaction.

     (iv) Remedies For Breach. If the Board of Directors or its designee shall at any time determine in good faith that a Transfer, Acquisition, change in the capital structure of the Company or other purported change in Beneficial or Constructive Ownership or other event or transaction has taken place in violation of Section 5.6(ii) or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Equity Shares in violation of this
          Section 5.6, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, change in the capital structure of the Company, other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction, including, but not limited to, refusing to give effect thereto on the books of the Company or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Company, attempted Transfer or other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction in violation of subparagraphs (b), (c),
          (d), (e) and (f) of Section 5.6(ii) (as applicable) shall be void ab initio and where applicable automatically shall result in the exchange described in Section 5.6(iii), irrespective of any action (or inaction) by the Board of Directors or its designee."

          RESOLVED, that paragraphs (vi) and (vii) of Section 5.6 of the Company's Second Amended and Restated Articles of Incorporation are hereby amended to read as follows:

 "(vi) Owners Required To Provide Information Prior to the Restriction Termination Date:

          (a) Every Beneficial or Constructive Owner of more than five percent (5%), or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion, of the outstanding shares of any class or series of Equity Shares of the Company shall annually, no later than January 31 of each calendar year, give written notice to the Company stating (i) the name and address of such Beneficial or Constructive Owner; (ii) the number of shares of each class or series of Equity Shares Beneficially or Constructively Owned; and (iii) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Company such additional information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Company's status as a REIT and to ensure compliance with the Common or Preferred Share
                    Ownership Limit or the Existing Holder Limit and other restrictions set forth herein.

          (b) Each Person who is a Beneficial or Constructive Owner of Equity Shares and each Person (including the Stockholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner promptly shall provide to the Company such information as the Company, in its sole discretion, may request in order to determine the Company's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, to determine any such compliance or to ensure compliance with the Common or Preferred Share Ownership Limit or the Existing Holder Limit and other restrictions set forth herein.

 (vii)    Remedies  Not  Limited.  Nothing  contained  in this  Article V except
          Section 5.8 shall limit scope or application of the provisions of this
          Section 5.6, the ability of the Company to implement or enforce compliance with the terms thereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company's status as a REIT and to ensure compliance with the applicable Ownership Limits or the Existing Holder Limit for each class or series of Equity Shares and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company."

          RESOLVED, that paragraphs (ix) through (xiii) of Section 5.6 of the Company's Second Amended and Restated Articles of Incorporation are hereby amended to read as follows:

 "(ix) Exception. The Board of Directors, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to the Board of Directors, in its sole discretion, in each case to the effect that the restrictions contained in subparagraphs (d), (e) and (f) of Section 5.6(ii) will not be violated, may waive or change, in whole or in part, the application of the Common or Preferred Share Ownership Limit with respect to any Person that is not an individual, as such term is defined in Section 542(a)(2) of the Code. In connection with any such waiver or change, the Board of Directors may require such representations and undertakings from such Person or Affiliates and may impose such other conditions as the Board deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Equity Shares on the Company's status as a REIT.

 (x)      Increase  in  Existing  Holder  Limit.   Subject  to  the  limitations
          contained in Section 5.6(xii), the Board of Directors is hereby expressly vested with the full power and authority to increase the Existing Holder Limit as in effect from time to time on and after the date hereof. No such increase shall constitute or be deemed to constitute an amendment of the Articles of Incorporation of the Company, and shall take effect automatically without any action on the part of any stockholder as of the date specified by the Board of Directors that is subsequent to the Board resolution approving and effecting such increase.

 (xi) Increase in Common or Preferred Share Ownership Limit. Subject to the limitations contained in Section 5.6(xii), the Board of Directors may from time to time increase the Common or Preferred Share Ownership Limit. No such increase shall constitute or be deemed to constitute an amendment of the Articles of Incorporation of the Company, and shall take effect automatically without any action on the part of any stockholder as of the date specified by the Board of Directors that is subsequent to the Board resolution approving and effecting such increase.

(xii)    Limitations on Modifications.

          (a) The Ownership Limit or the Existing Holder Limit for a class or series of Equity Shares may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the Company would be "closely held" within the meaning of Section 856(h) of the Code (assuming ownership of shares of Equity Shares by all Persons (other than the Existing Holder) equal to the greatest of (A) the actual ownership, (B) the Beneficial
                    Ownership of Equity Shares by each Person, or (C) the applicable Ownership Limit with respect to such Person, and assuming the ownership by the Existing Holder of Common Shares equal to the Existing Holder Limit and shares of any series of Preferred Shares equal to the Preferred Share Ownership Limit).

          (b) Prior to any modification of the Ownership Limit or the Existing Holder Limit with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Company's status as a REIT.

          (c) The Common Share Ownership Limit may not be increased to a percentage that is greater than eight point zero percent (8.0%).

          (d) The Preferred Share Ownership Limit may not be increased to a percentage that is greater than nine point nine percent (9.9%).

          (e) The Existing Holder Limit may not be increased to a percentage that is greater than seventeen point five percent (17.5%).

 (xiii) Notice to Stockholders Upon Issuance or Transfer. Upon issuance or transfer of Shares, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:

"The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company's status as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Articles of Incorporation of the Company, no Person may
(i) Beneficially or Constructively Own Common Shares of the Company in excess of 7.9% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding Common Shares (except in such circumstances as the Existing Holder Limit shall apply); (ii) Beneficially or Constructively Own shares of any series of Preferred Shares of the Company in excess of 9.8% of the outstanding shares of such series of Preferred Shares (or such greater percent as may be determined by the Board of Directors of the Company); or (iii) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being "closely held" under
Section 856(h) of the Code or which otherwise would cause the Company to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares in excess of the above limitations and any Person who Beneficially or Constructively Owns Excess Shares as a transferee of Common or Preferred Shares resulting in an exchange for Excess Shares (as described below) immediately must notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Shares and/or Preferred Shares or other event which results in violation of the ownership or transfer limitations set forth in the Company's Articles of Incorporation shall be void ab initio and the Purported Beneficial and Record Transferee shall not have or acquire any rights in such Common Shares and/or Preferred Shares. If the transfer and ownership limitations referred to herein are violated, the Common Shares or Preferred Shares represented hereby automatically will be exchanged for Excess Shares to the extent of violation of such limitations, and such Excess Shares will be held in trust by the Company, all as provided by the Articles of Incorporation of the Company. All defined terms used in this legend have the meanings identified in the Company's Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.""

Shareholder Inspection Rights

          RESOLVED, that Sections 6.4 and 6.5 of the Company's Second Amended and Restated Articles of Incorporation are hereby amended to read as follows:

"6.4        [reserved].

 6.5        [reserved]."

                       CNL AMERICAN PROPERTIES FUND, INC.
                         Annual Meeting of Stockholders

                          VOTE BY TELEPHONE OR INTERNET
 (OR COMPLETE THE PROXY CARD BELOW AND RETURN IT BY MAIL IN THE ENCLOSED
 ENVELOPE)

You may vote either by mail, by telephone or by Internet. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card by mail.

TO VOTE BY PHONE:
-------------------------------------------------------------------------------

CALL TOLL FREE 1-888-216-1317 ANY TIME ON A TOUCH-TONE TELEPHONE. THERE IS NO CHARGE TO YOU FOR THE CALL. PLEASE HAVE THIS FORM AVAILABLE WHEN YOU CALL THE TOLL FREE NUMBER.

Enter the 7-digit control number located below, FOLLOWED BY THE # SIGN.

Option #1:        To vote as the Board of Directors recommends on
                  ALL proposals:  Press 1

                  When asked, please confirm your vote by pressing 1

Option #2:        If you choose to vote on each proposal separately:
                  Press 2 and follow the recorded instructions

-------------------------------------------------------------------------------

TO VOTE BY INTERNET:        The Web address is https://www.proxyvotenow.com/cnl

  If you vote by telephone or Internet, please DO NOT mail back the proxy card.

                             THANK YOU FOR VOTING!


                                                -------------------------------



                                                -------------------------------
                                                       CONTROL NUMBER FOR
                                                    TELEPHONIC/INTERNET VOTING

                   FOLD AND DETACH HERE AND READ REVERSE SIDE

-------------------------------------------------------------------------------



The undersigned hereby appoints James M. Seneff, Jr. and Robert A. Bourne, and each of them, as proxies, with full power of substitution in each, to vote all shares of common stock of CNL American Properties Fund, Inc., the "Company," which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on June 20, 2002, at 10:30 a.m., local time, and any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement, dated April 22, 2002, a copy of which has been received by the undersigned, as follows:

Please complete, date and sign this proxy card and return it in the accompanying envelope.



                                        DATE:           , 2002


                                        SIGNATURE(S)



                                        SIGNATURE(S)

                                        IMPORTANT:  Please sign  exactly as name
                                        appears hereon. Joint owners should each
                                        sign  personally.  Trustees  and  others
                                        signing in a representative or fiduciary
                                        capacity   should  indicate  their  full
                                        titles in such capacity.

                                     FOLD AND DETACH HERE AND READ REVERSE SIDE
-------------------------------------------------------------------------------



                       CNL AMERICAN PROPERTIES FUND, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
This Proxy will be voted as directed. If no direction is given, it will be voted "FOR" the matters stated.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING ITEMS:

1.        Election of Five Directors:  (01) Robert A. Bourne; (02) G. Richard Hostetter; (03) Richard C. Huseman; (04) J. Joseph
Kruse;
         (05) James M. Seneff, Jr.

              |_|  FOR all listed nominees            |_|  WITHHOLD AUTHORITY to vote for all listed nominees

              |_|  LISTED NOMINEES except for the following (Instructions:  To withhold authority to vote for any individual nominee(s), write the name of such nominee(s) in the space provided.):


2.       Proposal to Approve an amendment to the Company's Articles establishing new limits for stock ownership and removing sections 6.4 and 6.5 to conform the Articles to the Maryland General Corporation Law.  See proxy statement for full description of proposal.

              |_|  FOR                      |_|  AGAINST                        |_|  ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


Please indicate whether you will attend the Annual Meeting of Stockholders in Orlando on June 20, 2002.
|_|  I plan to attend the Annual Meeting


For your convenience and to help us reduce postage and tabulation costs, vote your proxy by telephone or over the Internet. And most importantly...
         Please Vote!

Read the enclosed materials...

Enclosed  you will find the  following  information  for the  Annual  Meeting of
Stockholders:

          2001 Annual Report
          Proxy Statement that discusses the proposals being voted
          Proxy Card

Complete the proxy card and return by mail...
Please review and vote on the proposals listed on the proxy card. Simply cast your vote on the proposals, sign and return it in the postage-paid envelope provided. Please note, all parties must sign.
....Or vote by telephone...
For your convenience, you may grant your proxy by telephone. Please refer to the proxy card for telephonic instructions and have your 7-digit control number located on the proxy card available.
....Or vote over the Internet...
Review the proposals  listed on the proxy card. Have your 7-digit control number
located   on   the   proxy   card    available.    Point   your    browser   to:
https://www.proxyvotenow.com/cnl and follow instructions on the website.

For  assistance...
If you have any questions or need assistance in completing your proxy card, please call our information agent, N.S. Taylor & Associates, Inc., toll free at 1-866-588-8700.

Mail the proxy card today.
We encourage you to cast your vote promptly, so we can avoid additional costs soliciting your vote. If you voted by telephone or over the Internet, please DO NOT mail back the proxy card.

Thank You!
We appreciate your participation and support. Again, please be sure to vote. Your vote is important!

CNL American Properties Fund, Inc.
CNL Investor Relations
450 South Orange Avenue
Orlando, Florida 32801-3336
tel (407) 650-1000 (866) 650-0650
www.cnlonline.com